Exhibit 99.1
China Direct Industries Reports Financial Results for the First Quarter of Fiscal 2011 Ended December 31, 2010

-First Quarter 2011 revenue reaches $45.8 million up 105.7% from First Quarter of 2010 revenue of $22.3 million
-First Quarter 2011 net income rises to $3.5 million up from a loss of ($985,000) in the First Quarter 2010
-First Quarter 2011 basic and diluted EPS of $0.09 versus basic and diluted EPS of ($0.04) in the First Quarter of 2010

DEERFIELD BEACH, FL--(2/14/11) - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. based holding company with operations in China and the U.S. focusing on pure magnesium production, distribution of basic materials and metal ore, and cross-border corporate advisory services,announced today its financial results for the first quarter of fiscal 2011 ended  December 31, 2010.

Financial Highlights

For the first quarter of fiscal 2011 total revenues increased to $45.8 million, an increase of 105.7% compared to total revenues of $22.3 million for the first quarter of fiscal 2010. Our gross profit reached $6.5 million a 258.0% increase as compared to a gross profit of $1.8 million in the first quarter of fiscal 2009.  Our operations resulted in net income for the first quarter of fiscal 2011 of $3.5 million, up from a loss of ($985,000) recorded in the first quarter of fiscal 2010.   Our net income per basic and diluted share in the first quarter of 2011 reached $0.09 on 31.8 million weighted average shares as compared to a net loss per share of ($0.04) on 27.4 million weighted average shares for the comparable period in fiscal 2010.

Operating revenues increased across all three business segments reflecting a continued improvement in the end-markets we service globally and in China.  In our magnesium segment we shipped 9,337 metric tons in the first quarter of fiscal 2011, marking the fourth consecutive quarter of increased shipments.  Total shipments increased 21% sequentially and by over 164% from the first quarter of fiscal 2010.   Overall magnesium segment revenue reached $21.3 million a 156.7% improvement from the first quarter of fiscal 2010 where revenue was $8.3 million.  Gross profit in the first quarter of fiscal 2011 improved to $441,000, up 22.0 % from the $362,000 recorded in the first quarter of 2010 despite a temporary closure at our operating facilities late in the quarter due to government ordered power restrictions associated with the end of China’s 11th five year plan in December 2010 coupled with a short term spike in ferrosilicon prices putting pressure on margins.    In our basic materials segment overall revenue increased to $19.2 million, a 43.2% improvement from the $13.4 million recorded in the comparable period in fiscal 2010.  Gross profit in the first quarter of fiscal 2011 rose to $1.1 million, up15.6% from gross profit of $991,000 recorded in the first quarter of fiscal 2010.   In our consulting segment, revenues totaled $5.3 million in the first quarter of fiscal 2011 as compared to revenue of $568,000 recorded in the comparable period of fiscal 2010.   This increase was primarily attributable to a $4.7 million equity transaction fee received for consulting services provided to USChina Channel Inc., in connection with its acquisition of China Education Services Ltd.

Balance Sheet

At December 31, 2010, total assets were $101.8 million and shareholder equity was $54.6 million with 32 million shares outstanding. At September 30, 2010, total assets were $95.9 million and shareholder equity of $50.2 million with 31.7 million shares outstanding. At December 31, 2010 cash and cash equivalents were $8.1 million with an additional $12.4 million in prepaid expenses as compared to cash and cash equivalents of $10.1 million with an additional $8.6 million in prepaid expenses at September 30, 2010.  Additionally we increased inventories in the quarter by over $2 million in anticipation of stronger demand.  Working capital improved to $35.0 million from $30.3 million from September 30, 2010.   As previously announced we added an additional $3.8 million in cash net of expenses through a registered direct offering of our common stock and warrants which closed on January 5, 2011.

Financial Guidance

As overall trends in our end-markets continue to improve and our revenue base has strengthened across all of our business segments, the Company sees revenue for the full 2011 fiscal year of $180 million with net income of $12 million.  We will further discuss our operating results as well as our outlook for fiscal 2011 during the conference call today, February 14, 2011 at 4:30 PM EST.

Commenting on our results for the first quarter of fiscal 2010, Dr. James Wang, Chairman and CEO of China Direct Industries, Inc., stated, "Our results have substantially improved in the first quarter as we build momentum for the remainder of fiscal 2011.  We continue to ship more magnesium quarter over quarter as we work to add capacity on increasing demand and look to be opportunistic in our purchases of raw materials to improve performance.  As our core operations in China have now stabilized and resumed a top line growth track, we will look to focus on expanding margins and operating efficiencies to achieve marked improvement in our operating margins.  We have worked diligently to survive a prolonged downturn and now emerge with strengthening production and distribution businesses in China and a vastly improved environment for our consulting services as evidenced by the recent USChina Channel transaction.  In addition, we believe our commodities trading business is poised for rapid growth as we look to begin shipments of iron ore from Mexico and parts of South America in the second quarter of fiscal 2011.  We have strengthened our balance sheet to grow our business and we are confident that we can build on the success of the first quarter to forge a growing and profitable company for the remainder of fiscal 2011 and beyond."

China Direct Industries Conference Call to discuss its financial results for the first quarter of fiscal 2011

The conference call will take place at 4:30 p.m. EST on Monday, February 14, 2011. Anyone interested in participating should call (877) 407-8035 if calling within the United States or (201) 689-8035 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the China Direct Industries 2011 First Quarter Earnings conference call.

This call is being webcast and can be accessed at China Direct Industries website at http://www.cdii.net/calendar-of-events. The webcast may also be accessed at: http://www.investorcalendar.com/IC/CEPage.asp?ID=163400. The playback of the webcast can be accessed through either site until June 14, 2011. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ:CDII), is a U.S. based holding company with operations in China and the U.S. focusing on pure magnesium production, distribution of basic materials and metal ores, and cross-border corporate advisory services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, China Direct Industries’ unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

 CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2010	September 30, 2010
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$8,077,437	$10,110,818
Marketable securities available for sale	7,687,572	2,221,290
Marketable securities available for sale-related parties	587,460	672,735
Accounts receivables, net of allowance of $280,100 and $214,701, respectively	16,147,851	15,235,983
Accounts, loans and other receivables, and prepaid expenses - related parties	7,600,813	7,680,222
Inventories, net	8,471,086	6,372,925
Prepaid expenses and other current assets, net	12,377,153	8,552,369
Current assets of discontinued operations	51,345	51,345
Restricted cash, current	620,145	5,091,023
Total current assets	61,620,862	55,988,710
Property, plant and equipment, net	37,544,674	37,512,261
Intangible assets	187,292	194,541
Property use rights, net	2,245,172	1,970,585
Long-lived assets of discontinued operations	196,078	196,078
Total assets	$101,794,078	$95,862,175

LIABILITIES AND EQUITY
Current Liabilities:
Loans payable-short term	$2,859,418	$5,613,532
Accounts payable and accrued expenses	9,988,938	11,250,879
Accounts and other payables-related parties	8,471,558	3,973,704
Advances from customers and deferred revenue	1,878,718	2,797,315
Other liabilities	2,905,929	1,073,926
Taxes payable	495,448	877,840
Current liabilities of discontinued operations	10,653	80,000
Total liabilities	26,610,662	25,667,196

CHINA DIRECT INDUSTRIES INC. EQUITY
Preferred Stock: $.0001 par value, stated value $1,000 per share	1,006,250	1,006,250
Common Stock: $.0001 par value; 31,966,021 and 31,657,244 outstanding, respectively	3,197	3,166
Additional paid-in capital	65,784,345	65,032,845
Accumulated other comprehensive income	2,717,922	1,795,387
Accumulated deficit	(14,868,360)	(17,643,217)
Total China Direct Industries, Inc. stockholders' equity	54,643,354	50,194,431
Noncontrolling interests	20,540,062	20,000,548
Total equity	75,183,416	70,194,979
Total liabilities and equity	$101,794,078	$95,862,175

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended December 31,
	2010	2009

Revenues	$45,762,889	$19,810,732
Revenues-related parties	6,713	2,441,797
Total revenues	45,769,602	22,252,529
Cost of revenues	39,238,556	20,428,311
Gross profit	6,531,046	1,824,218

Operating expenses:
Selling, general, and administrative	3,602,281	2,999,223
Other operating income	(374,980)	(205,720)
Operating income (loss)	3,303,745	(969,285)
Other income (expense):
Other income (expense):	171,519	(47,686)
Interest expense	(7,747)	(1,001)
Realized (loss) income on investment securities available for sale	(118,412)	34,691
Total other income (expense)	45,360	(13,996)
Income (Loss) from continuing operations before income taxes	3,349,105	(983,281)
Income tax benefit	73,284	110,373
Net income (loss)	3,422,389	(872,908)
Net loss (income) attributable to noncontrolling interests-continuing operations	43,447	(111,608)
Net income (loss) attributable to China Direct Industries	$3,465,836	$(984,516)

Deduct dividends on Series A Preferred Stock:
Preferred stock dividend	(20,130)	(40,183)
Deemed dividend - beneficial conversion feature	(600,693)	-
Dividend - warrant valuation	(76,705)	-
Net income (loss) attributable to common stockholders	$2,768,308	$(1,024,699)

Basic and diluted loss per common share
Basic	$0.09	$(0.04)
Diluted	$0.09	$(0.04)
Basic weighted average common shares outstanding	31,818,874	27,381,946
Diluted weighted average common shares outstanding	31,818,874	27,381,946

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues,  margins, net income and earnings, magnesium prices and demand, our expectations regarding production, capacity utilization, raw material purchases and operating performance in our magnesium segment, demand for and growth in our consulting segment and the completion of shipments of iron ore and the growth in our international trading business. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Continued global economic weakness is expected to reduce demand for our products in each of our segments.
•	Fluctuations in the pricing and availability of magnesium and in levels of customer demand.
•	Changes in the prices of magnesium and magnesium-related products.
•	Our ability to implement our expansion plans for growing our business through increased magnesium production capacity and acquisitions and development of our commodity trading business.
•	Fluctuations in the cost or availability of coke gas, coal and electricity.
•	Loss of orders from any of our major customers.
•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

•	Our dependence on certain key personnel.
•	Difficulties we have in establishing adequate management, cash, legal and financial controls in the PRC.
•	Our ability to maintain an effective system of internal control over financial reporting.
•
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Potential impact of PRC regulations on our intercompany loans.
•	Our ability to assure that related party transactions are fair to our company.
•
Yuwei Huang, our executive vice president – magnesium, director and an officer of several of our magnesium subsidiaries and his daughter Lifei Huang is also an owner and executive officer of several companies which directly compete with our magnesium business.

•	The impact of a loss of our land use rights.
•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
•	Limits under the Investment Company Act of 1940 on the value of securities we can accept as payment for our business consulting services.
•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.
•	Our inability to enforce our rights due to policies regarding the regulation of foreign investments in the PRC.

•	The impact of environmental and safety regulations, which may increase our compliance costs and reduce our overall profitability.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
•	The impact of Chinese economic reform policies.
•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in the PRC on economic activity in the PRC.
•	The impact of any natural disasters and health epidemics in China.
The impact of labor laws in the PRC may adversely affect our results of operations.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in the PRC.
Fluctuations in the value of the RMB may have a material adverse effect on your investment.
•
Delisting of our securities from trading by NASDAQ could adversely affect the market liquidity of our common stock, our ability to obtain financing for the continuation of our operations and harm our business.

•	The market price for shares of our common stock has been and may continue to be highly volatile and subject to wide fluctuations.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Contact:

Contact Information:
For the Company:
China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email:
richard.galterio@cdii.net
lillian.wong@cdii.net